UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 16, 2008
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32747	86-0460233
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 954-5500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 16, 2008, the board of directors of Mariner Energy, Inc. (“Mariner”) approved a 2008 Long-Term Performance-Based Restricted Stock Program (the “Program”) under Mariner’s Stock Incentive Plan, as amended or restated from time to time (the “Plan”). The Program is intended to encourage executive officers and other senior employees to focus on furthering Mariner’s long-term performance and foster participant retention and stock ownership. The performance aspect of the Program is determined by reference to the price of Mariner’s common stock. The board of directors reserved 1,316,993 shares of Mariner’s common stock for issuance under the Program out of unissued shares reserved for issuance under the Plan. The shares reserved for issuance under the Program were set at 1.5% of Mariner’s issued and outstanding shares of common stock as of April 30, 2008.
Grants under the Program are made pursuant to written restricted stock agreements under the Plan. Under the Program, restricted stock generally vests as follows: (i) 40% of the shares vest pro rata over five years beginning on the first anniversary of the date on which the rolling 15-day average closing price per share of Mariner’s common stock is $38 or more but less than $46 (“40% Qualification Event”), and (ii) the remaining 60% of the shares vest pro rata over seven years beginning on the first anniversary of the date on which the rolling 15-day average closing price per share of Mariner’s common stock is $46 or more (“100% Qualification Event”), in each case, if the participant then remains employed by Mariner. All unvested shares which do not become subject to these vesting schedules before June 16, 2018 are then forfeited.
The Program provides for accelerated vesting of some or all shares upon a change of control of Mariner and certain employment terminations. Upon a change of control involving consideration for Mariner’s common stock of, or a termination of employment due to a participant’s death or disability which occurs when the rolling 15-day average closing price of Mariner’s common stock is,
•	$46 or more per share, all shares fully vest,

•	$38 or more but less than $46 per share, the number of shares that vests is the greater of the number of shares that (i) would vest pro rata for each cent of share consideration or price, as applicable, beginning with 40% vesting at $38 per share up to 100% vesting at $46 per share, or (ii) became subject to vesting upon a previous 40% Qualification Event and 100% Qualification Event, and

•	less than $38 per share and a 40% Qualification Event previously occurred, the shares which then became subject to vesting fully vest.
Partial accelerated vesting also occurs upon a qualified retirement and if there is a tax liability upon retirement eligibility with no employment termination. Upon a termination of employment by Mariner without cause or by participant for good reason which occurs after a (i) 100% Qualification Event, one-fifth of 40% of the shares granted plus one-seventh of 60% of the shares granted vests, and (ii) 40% Qualification Event, one-fifth of 40% of the shares granted vests. Shares which do not vest upon a change of control or employment termination are forfeited.
Mariner’s board of directors approved, as of June 16, 2008, discretionary restricted stock grants under the Program to each of Mariner’s executive officers and certain other senior employees. The number of shares of restricted common stock granted to Mariner’s principal executive officer, principal financial officer, and three other most highly compensated executive officers in 2007 are:

Name and Principal Position	Restricted Stock
Scott D. Josey,	237,059
Chairman of the Board, Chief Executive Officer and President

John H. Karnes,	39,510
Senior Vice President, Chief Financial Officer and Treasurer

Dalton F. Polasek,	89,556
Chief Operating Officer

Mike C. van den Bold,	65,850
Senior Vice President and Chief Exploration Officer

Judd A. Hansen ,	65,850
Senior Vice President—Shelf and Onshore
The form of restricted stock agreement for Program participants is attached as Exhibit 10.2 and incorporated herein by reference. The above description of the Program is a summary and is qualified in its entirety by the complete text of the form of restricted stock agreement for Program participants and the Plan which previously was filed.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Number	Description
10.1*	Mariner Energy, Inc. Second Amended and Restated Stock Incentive Plan, effective as of February 6, 2007 (incorporated by reference to Exhibit 10.3 to Mariner’s Form 10-K filed on April 2, 2007).

10.2+	Form of Restricted Stock Agreement (2008 Long-Term Performance-Based Restricted Stock Program) under Mariner Energy, Inc. Second Amended and Restated Stock Incentive Plan.

*	Incorporated by reference as indicated.

+	Management contract, plan or arrangement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.
Date: June 18, 2008	By:	/s/ Teresa G. Bushman
Teresa G. Bushman,
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Number	Description
10.1*	Mariner Energy, Inc. Second Amended and Restated Stock Incentive Plan, effective as of February 6, 2007 (incorporated by reference to Exhibit 10.3 to Mariner’s Form 10-K filed on April 2, 2007).

10.2+	Form of Restricted Stock Agreement (2008 Long-Term Performance-Based Restricted Stock Program) under Mariner Energy, Inc. Second Amended and Restated Stock Incentive Plan.

*	Incorporated by reference as indicated.

+	Management contract, plan or arrangement.

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